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                 SECURITIES AND EXCHANGE COMMISSION

                       Washington D.C. 20549



                             FORM 8-K

                          CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934




Date of Report                                  February 13, 1996
(Date of earliest event reported)





                   KIMBALL INTERNATIONAL, INC.
      (Exact name of registrant as specified in its charter)





                          INDIANA
      (State or other jurisdiction of incorporation)

        0-3279                            35-0514506
(Commission File Number)     (IRS Employee Identification Number)

   1600 Royal Street, Jasper, Indiana               47549-1001
(Address of principal executive offices)            (Zip Code)


Registrants telephone number, including area code: (812) 482-1600


                         Not Applicable
(Former name or former address, if changed since last report)



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ITEM 5.  Other Events

The Registrant issued the following press release on February 13, 1996:

KIMBALL TO DISCONTINUE DOMESTIC WHOLESALE
PIANO SALES AND ASSEMBLY

Jasper, IN (February 13, 1996) - The Kimball International, Inc. Board of Directors today approved the company's intentions to cease domestic piano operations and formally align those capacities into the contract furniture and cabinets group.

Kimball indicated that domestic piano sales and assembly will be gradually phased out in the coming months. Employee redeployment and dealership support will be at the forefront during the transition. All ongoing commitments will be honored as the company strives to maximize asset utilization and minimize go-forward contingencies.

"Our Piano Group has done a commendable job in 'right sizing' themselves to parallel the dramatic decline in the domestic piano market over the last fifteen years," said John B. Habig, Senior Executive Vice President, Operations Officer, Kimball International, Inc. "Since the industry's peak in the late 1970's, our West Baden and French Lick, IN business units have continuously refocused their strategies to a variety of furniture-related and contract electronics manufacturing capabilities, including piano cabinets themselves. We remain committed as a high value cabinet supplier to the piano market. As part of the realignment, the West Baden facility will be renamed Springs Valley Manufacturing."

The company anticipates establishing a reserve for discontinuing the piano product line in the current fiscal year. A charge, expected to range between $.09 and $.11 per Class B share, will be recorded in March to cover the incremental costs related to exiting this product line.

"This realignment is a direct result of the domestic piano market's evaporation to less than 25% of its peak volume levels," said Douglas
A. Habig, President and Chief Executive Officer, Kimball International, Inc. "The Piano Group's evolvement into a viable contract supplier is a testament to their flexibility and willingness to redirect their core competencies. Realizing pianos have been a large part of our company's heritage, sensitivities to employees, community, customers and suppliers have complicated our shorter term 'fixes' over the past few years. This strategic repositioning will now allow us to eliminate the financial under performance experienced in this division as they become better linked with our overall corporate business plan. It is consistent with our longer term pursuit of growing Share Owner return."

Kimball International, Inc. is a diversified furniture and electronics manufacturer with fiscal year 1995 Sales of $900 million.
Headquartered in Jasper, IN, the company's Class B common stock is traded on the NASDAQ National Market under the symbol KBALB.


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                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Kimball International, Inc.



                                  By:  Gary P. Critser
                                       GARY P. CRITSER
                                       Senior Exec. Vice President
                                       Chief Accounting Officer
                                       and Secretary

Date: February 14, 1996